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Exhibit 4.2

  THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS, OR INFORMATION ANALYSIS INCORPORATED RECEIVES A SATISFACTORY OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                              WARRANT CERTIFICATE
                              -------------------

                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                     OF INFORMATION ANALYSIS INCORPORATED

                        Date of Issuance:    __________

  THIS CERTIFIES that, for value received, ________________ (the "Holder") will be entitled to purchase, subject to the provisions of this Warrant Certificate ("Warrant"), from INFORMATION ANALYSIS INCORPORATED, a Virginia corporation (the "Company"), at the price hereinafter set forth, ________ shares of the Company's $0.01 par value Common Stock as determined pursuant to Section 8 below. (All of the Company's shares of Common Stock are being hereafter referred to as "Common Stock"). This Warrant Certificate is hereinafter referred to as the "Warrant" and the shares of Common Stock issued or then issuable pursuant to the terms hereof are hereinafter sometimes referred to as "Warrant Shares".

  This Warrant is subject to the following terms and conditions:

  Section 1.  Exercise:  Issuance of Certificates; Payment for Shares;
              --------------------------------------------------------
Conversion Right.
----------------

  1.1   Duration of Exercise of Warrant.  This Warrant is exercisable at the
        -------------------------------
option of the Holder at any time or from time to time but not later than 5:00 p.m. (Washington, DC Time) on the Expiration Date (as set forth in Section 14) for all or a portion of the Warrant Shares which may be purchased hereunder. Such exercise shall be made by presentation to the Company of the Purchase Notice in the form attached hereto as Exhibit A along with payment of the aggregate Exercise Price for all Warrant Shares being purchased. The Company agrees that the Warrants Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company's transfer agent at the


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Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder. If, upon exercise of this Warrant, fewer than all of the Warrant Shares evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of Warrant Shares not purchased upon exercise of this Warrant.

  1.2  Conversion Right.  In lieu of the payment of the Exercise Price, the
       ----------------
Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Price (as hereinafter defined) for the Warrant Shares issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right) by (y) the Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. "Market Price" shall mean the Stock Price (as defined below) obtained by taking the average over a period of thirty consecutive trading days ending on the second trading day prior to the date of determination. As used in this paragraph, the term Stock Price shall mean (A) the mean, on each such trading day, between the high and low sale price of a share of Stock or if no sale takes place on any such trading day, the mean of the closing bid and lowest closing asked prices therefor on any such trading day, in each case as officially reported on all national securities exchanges on which the Common Stock is then listed or admitted to trading, or
(B) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date, or (C) if no closing price is available on any such trading day, the mean between the highest and lowest closing bid prices thereof on any such trading date in the over-the-counter market as reported by NASDAQ, (D) if the Common Stock is not then quoted in such system, the mean between the highest and lowest bid prices reported by the market makers and dealers for the Common Stock listed as such by the National Quotation Bureau, Incorporated or any similar successor organization, or (E) the higher of the last bona fide sale made by the Company and the fair market value of the Common Stock as determined by the Board of Directors in its good faith judgment.

  1.3  Exercise of Conversion Right.  The conversion rights provided under
       ----------------------------
Section 1.2 hereof may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The presentation and surrender shall be deemed a waiver of the Holder's obligation

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to pay all or any portion of the aggregate Exercise Price payable for the
Warrant Shares issuable upon exercise of this Warrant. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole shares of Common Stock to which the Holder shall be entitled as a result of the conversion and (ii) if the Warrant is being converted in part only, a new warrant in principal amount equal to the unconverted portion of this Warrant. If this Warrant is executed in whole, in lieu of any fractional shares of Common Stock to which the Holder shall be entitled, the Company shall pay to the Holder the cash equivalent thereof based upon the Market Price.

  Section 2.  Reservation of Shares.  The Company hereby covenants that at all
  ---------   ---------------------
times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

  Section 3.  Fractional Shares.  This Warrant may be exercised only for a whole
  ---------   -----------------
number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

  Section 4.  Assignment of Warrant.  This Warrant, any of the Warrants, and the
  ---------   ---------------------
shares of Common Stock issuable hereunder shall not be sold, offered for sale, pledged, hypothecated, or otherwise transferred in the absence of registration under the Act and other applicable securities laws or the Company's receipt of an opinion of counsel satisfactory to the Company that such registration is not required. Upon such transfer or assignment of this Warrant, the Holder shall surrender this Warrant to the Company with the Assignment Form in the form annexed hereto duly executed and with funds sufficient to pay any transfer taxes, and the Company shall cancel this Warrant, and without charge, shall execute and deliver a new Warrant of like tenor in the name of the assignee entitling such assignee to all rights and interests of its assignor at the time of assignment of this Warrant.

  Section 5.  Loss of Warrant.  Upon receipt by the Company of evidence
  ---------   ---------------
satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

  Section 6.  Rights of the Holder.  No provision of this Warrant shall be
  ---------   --------------------
construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notice other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price

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of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

  Section 7.  Exercise Price.  The Exercise Price for each Warrant Share shall
  ---------   --------------
be $______ per share; provided if the Company shall subdivide by stock split or stock dividend its outstanding shares of Common Stock, the Exercise Price then existing hereunder shall proportionately decrease and if the Company shall combine its outstanding shares of Common Stock, the Exercise Price then existing hereunder shall proportionately increase.

  Section 8.  Number of Warrant Shares.  This Warrant shall be exercisable, in
  ---------   ------------------------
accordance with the terms hereof, for ______ shares of Common Stock; provided if the Company shall subdivide by stock split or stock dividend its outstanding shares of Common Stock, the Warrant Shares then issuable hereunder shall proportionately increase and if the Company shall combine its outstanding shares of Common Stock, the Warrant Shares then issuable hereunder shall proportionately decrease.

  Section 9.  Certain Distributions.  In case the Company shall, at any time,
  ---------   ---------------------
prior to the Expiration Date set forth in Section 14 hereof, make any distribution of its assets to holders of its Common Stock as a partial liquidation distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder upon the exercise of this Warrant in whole or in part in accordance with its terms and prior to such distribution, as herein provided, after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive, in addition to the shares of Common Stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to the Holder had it been the holder of record of such shares of Common Stock on the record date for the determination of those holders of Common Stock entitled to such distribution.

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  Section 10.  Dissolution or Liquidation.  In case the Company shall, at any
  ----------   --------------------------
time prior to the Expiration Date set forth in Section 14 hereof, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise of this Warrant in whole or in part in accordance with its terms and prior to any such distribution in dissolution or liquidation, to receive on such exercise, in lieu of the shares of Common Stock which the Holder would have been entitled to receive, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been the holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such liquidation distribution.

  Section 11.  Reclassification, Reorganization or Merger.  In case of any
  ----------   ------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation or which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant in accordance with the terms hereof, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation or merger, by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation or merger. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 11 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations and mergers. In the event that in any such capital reorganization or reclassification, consolidation or merger, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company shall be final and binding on the Holder.

  Section 12.  Incidental ("Piggyback") Registration Rights.
  ----------   --------------------------------------------

  12.1  Notice and Participation.  If the Company at any time proposes to
        ------------------------
register any of its Common Stock for sale to the public (except with respect to registration statements on Forms S-4, S-8, any forms replacing such forms, or any other form not available for registering shares of Common Stock for sale to the public), each such time it will give written notice to the Holder of its intention so to do. Upon the written request of the Holder, given within 15 days after receipt of any such notice, to register any of

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the Holder's shares (the "Shares") of Common Stock purchased upon exercise of this Warrant (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Shares so registered. No request shall be made under this Section 12 in connection with any registration of Common Stock in connection with a merger or acquisition transaction unless such transaction is accompanied by an offering through which the Company is seeking to obtain cash proceeds through the sale of Common Stock or other securities convertible or exercisable for Common Stock. In the event that any registration pursuant to this Section 12 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by the Holder pursuant to this Section 12 to register Shares shall specify that either (i) such Shares are to be included in an underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration, or (ii) such Shares are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. If, in connection with any registration under this Section 12, the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Restricted Stock (as such term is defined in that certain Registration Rights Agreement, dated February 27, 1997, by and between the Company and the Investors named therein), requested to be included in such registration, pro rata among the holders of such Restricted Stock on the basis of the number of shares requested to be registered by each such holder, (iii) third, the Shares requested to be registered by the Holder, and (iv) fourth, other securities requested to be included in such registration. Notwithstanding anything to the contrary contained in this Section 12, in the event that there is a firm commitment underwritten offering of securities of the Company pursuant to a registration covering any shares of Common Stock and the Holder does not sell the Holder's Shares to the underwriters of the Company's securities in connection with such offering, the Holder shall refrain from selling such Shares so registered pursuant to this Section 12 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided,
                                                                      --------
however, that the Holder shall, in any event, be entitled to sell its Shares in
-------
connection with such registration or otherwise commencing on the 180th day after the effective date of such registration statement. The Company agrees to keep any registration statement filed under this Section 12 current and effective for a period of not less than nine (9) months.

  12.2  Expenses.  All expenses incurred by the Company in complying with
        --------
Section 12 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of

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counsel and independent public accountants for the Company, fees of the National
Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and the fees and expenses of counsel for the Company, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Shares are herein called "Selling Expenses". The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 12 hereof. In connection with each registration statement filed pursuant to Section 12 hereof, the Holder will pay all Selling Expenses directly related to the Holder's Shares.

  Section 13.  Notices to Warrant Holder.  In case the Company shall, at any
  ----------   -------------------------
time prior to the Expiration Date set forth in Section 14 hereof, (i) pay any dividend or make any distribution upon the shares of its Common Stock, or (ii) offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any classes or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the Common Stock of the Company, consolidation or merger of the Company with or into another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be affected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 10 days prior to the date specified in (a) or (b) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (a) a record is to be taken or the stock transfer books of the Company are to be closed for the purpose of determining the stockholders entitled to receive such dividend, distribution or rights, or (b) a record is to be taken or the stock transfer books of the Company are to be closed for the purpose of determining the stockholders entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up.

  Section 14.  Expiration Date. The Warrant shall terminate on the Expiration
  ----------   ---------------
Date and may not be exercised on or after such date. The Expiration Date shall be five years from the issuance date of this Warrant.

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  Section 15.  Applicable Law.  This Warrant shall be construed in accordance
  ----------   --------------
with the laws of the Commonwealth of Virginia.

Attest:                        INFORMATION ANALYSIS INCORPORATED



_________________________      By:___________________________
Richard S. DeRose, Secretary      Sandor Rosenberg, President

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                                 ASSIGNMENT FORM
                                 ---------------

Dated:__________________  For value received_____________________ hereby sells,

assigns and transfers unto


Name____________________________________________________________

                 (Please typewrite or print in block letters)

Address_____________________________________________________ and

appoints________________________________________________________________________

Attorney to transfer the said Warrant on the books of the within named Company with full power of substitution in the premises.



                                     Signature________________________________

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                                 PURCHASE NOTICE
                                 ---------------

  The undersigned hereby irrevocably elects to exercise its right to purchase _________ shares of the $0.01 par value Common Stock of Information Analysis Incorporated, such right being pursuant to a Warrant dated _____________, 200_, and as issued to the undersigned by Information Analysis Incorporated, and remits herewith the sum of $_________ in payment for same in accordance with the Exercise Price specified in Section 7 of said Warrant.


INSTRUCTIONS FOR REGISTRATION OF STOCK

Name___________________________________________________________

Address________________________________________________________

                 (Please typewrite or print in block letters)


                                       Signature_______________________________



                                                                       EXHIBIT A

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                                                                       EXHIBIT B
                              NOTICE OF CONVERSION

       (To be executed upon exercise of Warrant pursuant to Section 1.3)

  The undersigned hereby irrevocably elects to surrender its Warrant for such Warrant Shares pursuant to the conversion right provisions of the within Warrant, as provided for in Section 1 of such Warrant.

  Please issue a certificate or certificates for such Warrant Shares in the name of, and pay cash for fractional shares pursuant to Section 4.3 of the Warrant.

                           Name:___________________________________________


                           (Please Print Name, Address and Social Security No.)


                           Address:________________________________________

                                   ________________________________________

                                   ________________________________________


                           Social Security No.:____________________________


                           Signature:______________________________________


                           NOTE:  The above signature should correspond
                                  exactly with the name on the first page
                                  of this Warrant or with the name of the
                                  assignee appearing in the assignment
                                  form below.


  And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the Warrant Shares purchasable thereunder.

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